Exhibit 11





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of American  National Insurance Company and
The Policy Owners of American National variable Life Separate Account:

We consent to the use of our report included herein and to the Reference to our firm under the heading "Experts" in the prospectus In connection with the registration on Form S-6.

                        KPMG LLP

                        ___________________________
                        KPMG LLP

Houston, Texas
July 15, 2001










INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this registration statement.

                        ARTHUR ANDERSEN LLP


                        ARTHUR ANDERSEN LLP

Houston, Texas
____________, 2001